RESULTS OF SHAREHOLDER MEETING
May 17, 2005

A Special Meeting of Shareholders of The Phoenix-Janus Adviser Funds was held on May 17, 2005, to approve the following matters:

1. To elect fourteen Trustees to the Board of Trustees.
2. Approve new Investment Advisory Agreement between the Trust and Phoenix Investment Counsel ("PIC")
3. Approve new Subadvisory Agreements between PIC and Vontobel Asset management.
4. Permit Phoenix Investment Counsel to hire and replace Subadvisers or to modify Subadvisory Agreements without Shareholder approval.


NUMBER OF VOTES:

1. ELECTION OF TRUSTEES
                               FOCUS VALUE          FOREIGN OPPORTUNITIES
                             FOR      WITHHELD        FOR       WITHHELD

E. Virgil Conway         42,029,212   1,935,792    49,026,618   5,460,156
Harry Dalzell-Payne      42,036,480   1,928,524    49,956,228   5,530,546
S. Leland Dill           42,036,480   1,928,524    48,971,210   5,515,564
Francis E. Jeffries      42,036,480   1,928,524    48,971,210   5,515,564
Leroy Keith, Jr.         42,076,986   1,888,018    49,024,526   5,462,248
Marilyn E. LaMarche      42,048,390   1,916,614    48,966,018   5,520,756
Philip R. McLoughlin     42,088,462   1,876,542    49,031,748   5,455,025
Geraldine M. McNamara    42,092,473   1,872,531    48,983,908   5,502,866
Everett L. Morris        42,034,132   1,930,871    48,971,210   5,515,564
James M. Oates           42,081,194   1,883,810    49,050,828   5,435,945
Donald B. Romans         42,036,480   1,928,524    48,971,210   5,515,564
Richard E. Segerson      42,102,719   1,862,285    49,036,240   5,450,533
Ferdinand L. J. Verdonck 42,086,114   1,878,889    48,889,630   5,597,144
Lowell P. Weicker, Jr.   42,032,415   1,932,589    49,017,211   5,469,563


               FOCUS VALUE                    FOREIGN OPPORTUNITIES
      FOR        AGAINST     ABSTAIN       FOR       AGAINST      ABSTAIN

2. NEW INVESTMENT  ADVISORY AGREEMENT

   41,347,768   1,451,541   1,165,635    47,311,486   5,334,618   1,840,647

3. SUBADVISORY AGREEMENTS WITH VONTOBEL

   41,180,599   1,566,191   1,218,153    47,077,302   5,346,839   2,062,613

4. ALLOW PIC TO REPLACE OR MODIFY SUBADVISORY AGREEMENTS

   29,610,029   5,005,210   1,127,530    37,382,371   12,631,526   2,040,904